UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2010

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Amendment is being filed to correct some inaccurate vote tallies.

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Stockholders was held on May 26, 2010. Pursuant to the Company’s Certificate of Incorporation and Bylaws, one-third of the Company's directors are elected by the holders of Class A Common Stock and two-thirds of the directors are elected by the holders of Class B Common Stock. On all other matters, the holders of Class A Common Stock and Class B Common Stock vote together as a single class.

The following matters were voted upon and approved at the Company’s Annual Meeting:

1.	Election of Directors - Class A	For	Withheld Authority
	Michael A. Callen	3,888,603	22,685
	Wayne F. Holly	3,889,295	21,993
	Election of Directors – Class B
	Lowell S. Dansker	580,000	—
	Paul R. DeRosa	580,000	—
	Stephen A. Helman	580,000	—
	Lawton Swan, III	580,000	—
	Thomas E. Willett	580,000	—
	Wesley T. Wood	580,000	—

2. Non-Binding Advisory Proposal on the Compensation of Executive Officers:

For	Against	Abstain	Broker Non-Votes
7,004,565	231,686	53,642	-0-

3. Proposed Amendment to Certificate of Incorporation to increase the number of shares of Class A Common Stock:

For	Against	Abstain	Broker Non-Votes
4,215,182	263,106	13,000	2,798,605

4. Proposal to authorize the corporation to issue shares in one or more non-public offerings:

For	Against	Abstain	Broker Non-Votes
4,278,795	202,993	9,500	2,798,605

5. Ratification of appointment of Hacker, Johnson & Smith, P.A., P.C. as independent auditor for 2010:

For	Against	Abstain	Broker Non-Votes
7,245,996	37,636	6,261	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: May 27, 2010	By:	/s/ Lowell S. Dansker
Lowell S. Dansker,
Chairman and Chief Executive Officer (Principal Executive Officer)